Exhibit 99.3

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on September 17, 2014.

Vote by Internet
• Go to www.envisionreports.com/HZNP • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website
Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

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A	Proposals — The Board of Directors recommends a vote “FOR” Items 1, 2, 3, 4, 5 and 6.

		For	Against	Abstain			For	Against	Abstain
1.	Approval of the adoption of the Merger Agreement and approval of the Merger.	☐	☐	☐	2.	Approval, on an advisory basis, of certain compensatory arrangements between Horizon and its named executive officers relating to the Merger contemplated by the Merger Agreement.	☐	☐	☐

		For	Against	Abstain			For	Against	Abstain
3.	Approval of the Horizon Pharma Public Limited Company 2014 Equity Incentive Plan.	☐	☐	☐	4.	Approval of the Horizon Pharma Public Limited Company 2014 Non-Employee Equity Plan.	☐	☐	☐

		For	Against	Abstain			For	Against	Abstain
5.	Approval of the Horizon Pharma Public Limited Company 2014 Employee Stock Purchase Plan.	☐	☐	☐	6.	Approval of the adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to adopt the Merger Agreement and approve the Merger.	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

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01VXBA

Important notice regarding the Internet availability of proxy materials for the Special Meeting of Stockholders.

The Proxy Statement and the 2013 Annual Report to Stockholders are available at: www.envisionreports.com/HZNP

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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Proxy — HORIZON PHARMA, INC.

Special Meeting of Stockholders — September 18, 2014

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Timothy P. Walbert and Robert J. De Vaere, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Horizon Pharma, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Special Meeting of Stockholders of Horizon Pharma, Inc. to be held September 18, 2014 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Special Meeting of Stockholders.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” ITEMS 1, 2, 3, 4, 5 and 6.

(Continued and to be marked, dated and signed, on the other side.)

C	Non-Voting Items
Change of Address — Please print new address below.		Comments — Please print your comments below.

¢	IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.	+